 Filed pursuant to Rule 424(b)(2) of the Securities Act of 1933
 Registration Statement No. 333-255142
PROSPECTUS SUPPLEMENT
(To prospectus dated June 7, 2021)
US$2,250,000,000
PROVINCE OF BRITISH COLUMBIA
(Canada)
4.200% Bonds, Series BCUSG-13, due July 6, 2033

The 4.200% Bonds, Series BCUSG-13 due July 6, 2023 (the “bonds”) are offered for sale in Canada, the United States, and those jurisdictions in Europe and Asia where it is legal to make such offers.
The bonds bear interest at the rate of 4.200% per year. Interest on the bonds is payable on January 6 and July 6 of each year, beginning January 6, 2024. The bonds will mature on July 6, 2033. The bonds are not redeemable before maturity, unless certain events occur involving Canadian taxation.
Application will be made for the bonds offered by this prospectus supplement (the “Prospectus Supplement”) to be admitted to the Official List of the Luxembourg Stock Exchange and for such bonds to be admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. The Euro MTF Market of the Luxembourg Stock Exchange is not a regulated market for the purposes of the Markets in Financial Instruments Directive (Directive 2014/65/EU). Unless the context otherwise requires, references in this Prospectus Supplement to the bonds being “listed” shall mean that the bonds have been admitted to trading on the Euro MTF Market and have been admitted to the Official List of the Luxembourg Stock Exchange. We have undertaken to the underwriters (as defined herein) to use all reasonable efforts to have the bonds listed on the Euro MTF Market of the Luxembourg Stock Exchange as soon as possible after the closing of the issue. We cannot guarantee that these applications will be approved, and settlement of the bonds is not conditional on obtaining the listing. This Prospectus Supplement, together with the accompanying basic prospectus dated June 7, 2021 (the “Basic Prospectus”), constitute a prospectus for purposes of Part IV of the Luxembourg law on prospectus securities dated July 16, 2019.

Investing in the bonds involves risks. See “Risk Factors” beginning on page S-6.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory authority has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement and the Basic Prospectus. Any representation to the contrary is a criminal offense.

	Per bond	Total
Public Offering Price(1)	99.919%	US$	2,248,177,500
Underwriting Discount	0.175%	US$	3,937,500
Proceeds, before expenses, to the Province(1)	99.744%	US$	2,244,240,000

(1)
Plus accrued interest, if any, from and including July 6, 2023 if settlement occurs after that date.

We expect that the bonds will be ready for delivery in book-entry form only through The Depository Trust Company and its participants, including CDS Clearing and Depository Services Inc., Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about July 6, 2023.

BMO Capital Markets	CIBC Capital Markets	Deutsche Bank	National Bank of Canada Financial Markets	TD Securities

The date of this Prospectus Supplement is June 27, 2023.

S-i

Capitalized terms used but not defined herein have the meanings given to them in the Basic Prospectus.
The words “the Province”, “we”, “our”, “ours” and “us” refer to the Province of British Columbia.
References in this Prospectus Supplement to the European Economic Area (the “EEA”) and Member States of the EEA are to the member states of the European Union together with Iceland, Norway and Liechtenstein.
Unless otherwise specified or the context otherwise requires, references in this Prospectus Supplement to “$” and “Cdn. $” are to lawful money of Canada and “US$” and “U.S. dollars” are to lawful money of the United States of America. The daily average exchange rate between the U.S. dollar and the Canadian dollar published by the Bank of Canada on June 27, 2023 was approximately $1.00 = US$0.7590.

IMPORTANT INFORMATION FOR INVESTORS
We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Before making an investment decision, you should consult your legal and investment advisors regarding any restrictions or concerns that may pertain to you and your particular jurisdiction.
The Basic Prospectus contains or incorporates by reference information regarding the Province and other matters, including a description of certain terms of the Province’s securities, and should be read together with this Prospectus Supplement. We have not, and the underwriters have not, authorized anyone to provide any information other than that incorporated by reference or contained in the Basic Prospectus or this Prospectus Supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that persons other than those authorized by us may give you.

In connection with the issue of the bonds, the underwriters (or persons acting on their behalf) may over-allot bonds (provided that, in the case of any bonds to be admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange, the aggregate principal amount of bonds allotted does not exceed 105% of the aggregate principal amount of the bonds subject to the issue) or effect transactions with a view to supporting the market price of the bonds during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the bonds is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the date on which the Province received the proceeds of the issue and 60 days after the date of the allotment of the bonds. Any stabilization action or over-allotment must be conducted by the underwriters (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the underwriters (or persons acting on their behalf) and on the Euro MTF Market of the Luxembourg Stock Exchange.
We expect that delivery of the bonds will be made against payment therefor on or about the date specified on the cover page of this Prospectus Supplement, which is five business days following the date of pricing of the bonds (such settlement cycle being herein referred to as “T+5”). You should note that the trading of the bonds on the date of pricing or the next two succeeding business days may be affected by the T+5 settlement. See “Underwriting.”
Prohibition of sales to EEA retail investors — The bonds are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”)

for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Prohibition of sales to UK retail investors — The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
UK MiFIR product governance — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the bonds has led to the conclusion that: (i) the target market for the bonds is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; and (ii) all channels for distribution of the bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the bonds (solely for the purposes of this paragraph, a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the bonds (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels. The Province does not make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.
All bonds shall be prescribed capital markets products (as defined in Singapore’s Securities and Futures (Capital Markets Products) Regulations) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12; Notice on the Sale of Investment Products and MAS Notice FAA-N16; Notice on Recommendations on Investment Products).
MiFID II product governance — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the bonds has led to the conclusion that: (i) the target market for the bonds is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the bonds (solely for the purposes of this paragraph, a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the bonds (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels. The Province does not make any representations or warranties as to a distributor’s compliance with MiFID II.
The bonds may not be a suitable investment for all investors
Each potential investor in the bonds must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:
(i)
have sufficient knowledge and experience to make a meaningful evaluation of the bonds, the merits and risks of investing in the bonds and the information contained or incorporated by reference in the Basic Prospectus and this Prospectus Supplement;

(ii)
have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the bonds and the impact the bonds will have on its overall investment portfolio;

(iii)
have sufficient financial resources and liquidity to bear all of the risks of an investment in the bonds, including where the currency for principal or interest payments is different from the potential investor’s currency;

(iv)
understand thoroughly the terms of the bonds and be familiar with the behavior of any relevant indices and financial markets; and

(v)
be able to evaluate (either alone or with the help of a financial advisor) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Legal investment considerations may restrict investments in, or the ability to pledge, the bonds, limiting the market for resales
The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisors to determine whether and to what extent (1) the bonds are legal investments for it, (2) the bonds can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of any bonds. Financial institutions should consult their legal advisors or the appropriate regulators to determine the appropriate treatment of the bonds under any applicable risk-based capital or similar rules. These restrictions may limit the market for the bonds.
You may assume that the information appearing in this Prospectus Supplement and the Basic Prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate in all material respects as of the date of such document. Please see “Where You Can Find More Information” in the Basic Prospectus.
We have filed a registration statement with the SEC covering the portion of the bonds to be sold in the United States or in circumstances where registration of the bonds is required. For further information about us and the bonds, you should refer to our registration statement and its exhibits. This Prospectus Supplement and the Basic Prospectus summarize material provisions of the agreements and other documents that you should refer to. Because the Prospectus Supplement and the Basic Prospectus may not contain all of the information that you may find important, you should review the full text of these documents and the documents incorporated by reference in the Basic Prospectus.

We file reports and other information with the SEC in the United States.
Information filed by the Province is available from the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (http://www.sec.gov), which is commonly known by the acronym EDGAR, as well as from commercial document retrieval services. Our website address is www.gov.bc.ca. The information contained on, or accessible through, our website does not constitute a part of this Prospectus Supplement or Basic Prospectus. We have included our website address in this Prospectus Supplement solely as an inactive textual reference.

SUMMARY OF THE OFFERING
This summary must be read as an introduction to this Prospectus Supplement and the accompanying Basic Prospectus and any decision to invest in the bonds should be based on a consideration of such documents taken as a whole, including the documents incorporated by reference.
Issuer:
The Province of British Columbia.
Legal Entity Identifier (LEI):
54930058TO7MEKUHWL16
Aggregate principal amount:
US$2,250,000,000.
Interest rate:
4.200% per year.
Maturity date:
July 6, 2033.
Interest payment dates:
January 6 and July 6 of each year, beginning on January 6, 2024.
Interest commencement:
Interest will accrue from July 6, 2023.
Interest calculations:
Based on a 360-day year of twelve 30-day months.
Ranking:
The bonds will be direct and unconditional general obligations of the Province and will rank equally with all of our other unsecured and unsubordinated indebtedness.
Redemption:
We may not redeem the bonds prior to maturity, unless certain events occur involving Canadian taxation.
Proceeds:
After deducting the underwriting discount and our estimated expenses of US$210,000, our net proceeds will be approximately US$2,244,030,000.
Markets:
The bonds are offered for sale in Canada, the United States, and those jurisdictions in Europe and Asia where it is legal to make such offers.
Listing:
We will apply to have the bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. We have undertaken to the underwriters to use all reasonable efforts to have the bonds listed on the Euro MTF Market of the Luxembourg Stock Exchange and to trading on the Luxembourg Stock Exchange’s Euro MTF Market as soon as possible after the closing of the issue. We cannot guarantee that these applications will be approved, and settlement of the bonds is not conditional on obtaining the listing.
Form of bond:
The bonds will be issued in the form of one or more fully registered permanent global bonds held in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), and will be recorded in a register held by The Bank of New York Mellon, as registrar. Beneficial interests in the global bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as DTC Participants (as defined herein). Investors may elect to hold interests in the global bonds through any of DTC (in the United States), CDS Clearing and Depository Services Inc. (“CDS”) (in Canada), Clearstream Banking S.A. (“Clearstream”), or Euroclear Bank SA/NV as operator of the Euroclear System or any successor in that capacity (“Euroclear”) (in Europe and Asia), if they are participants in such systems, or indirectly through organizations which are participants in such systems. CDS will hold interests directly through its account at DTC and Clearstream and Euroclear will hold interests as Indirect Participants (as defined herein) in DTC.

Except in limited circumstances, investors will not be entitled to have bonds registered in their names, will not receive or be entitled to receive bonds in definitive form and will not be considered registered holders thereof under the fiscal agency agreement (as defined herein) between the Province and The Bank of New York Mellon, relating to the bonds.
The bonds will only be sold in minimum aggregate principal amounts of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000.
Withholding tax:
Principal of and interest on the bonds are payable by the Province without withholding or deduction for Canadian withholding taxes to the extent set forth herein.
Risk factors:
We believe that the following factors represent the principal risks inherent in investing in the bonds: there is no active trading market for the bonds and an active trading market may not develop; the bonds are subject to modification and waiver of conditions in certain circumstances; exchange rates may affect the value of judgments in Canadian currency; because the bonds are held by or on behalf of DTC, investors will have to rely on its procedures for transfer, payment and communication with us; the laws governing the bonds may change; investors may be subject to exchange rate risks and/or exchange controls; and we have ongoing ordinary course business relationships with certain of the underwriters and their affiliates that could create the potential for, or perception of, conflict among the interests of underwriters and prospective investors.
The Province may be contacted at the Ministry of Finance, Provincial Treasury, Debt Management Branch, P.O. Box 9423 Stn. Prov. Govt., 620 Superior Street, Victoria, British Columbia, Canada V8W 9V1 and may be telephoned at (778) 698-5908.

RISK FACTORS
We believe that the following factors may be material for the purpose of assessing the market risks associated with the bonds and the risks that may affect our ability to fulfill our obligations under the bonds.
We believe that the factors described below represent the principal risks inherent in investing in the bonds but we do not represent that the statements below regarding the risks of investing in the bonds are exhaustive. Prospective investors should also read the detailed information set out elsewhere in this Prospectus Supplement and the Basic Prospectus (including any documents incorporated by reference herein or therein) and reach their own views prior to making any investment decision.
There is no active trading market for the bonds and an active trading market may not develop
The bonds will be new securities which may not be widely distributed and for which there is currently no active trading market. No assurance can be given as to the liquidity of the trading market for the bonds or that an active trading market will develop. If the bonds are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and our financial condition. If an active trading market does not develop, investors may not be able to sell their bonds at prices that will provide them with a yield comparable to similar investments that have a more highly developed secondary market. We have undertaken to the underwriters to use all reasonable efforts to have the bonds listed on the Euro MTF Market of the Luxembourg Stock Exchange as soon as possible after the closing of the issue. We cannot guarantee that our application to list the bonds will be approved, and settlement of the bonds is not conditional on obtaining the listing.
The bonds are subject to modification and waiver of conditions in certain circumstances
The terms of the bonds contain provisions for calling meetings of registered holders to consider matters affecting their interests generally. These provisions permit defined majorities to approve, by extraordinary resolution (as defined below under “Description of Bonds—Modification”), certain modifications or amendments to the fiscal agency agreement and the bonds that bind all registered holders, including registered holders who did not attend and vote at the relevant meeting and registered holders who voted in a manner contrary to the majority.
The terms of the bonds also provide that the parties to the fiscal agency agreement will be able to enter into agreements supplemental to the fiscal agency agreement to create and issue further bonds ranking equally and ratably with the bonds in all respects, or in all respects other than in respect of the date from which interest will accrue and the first interest payment date, and that such further bonds shall be consolidated and form a single series with the bonds and shall have the same terms as to status, redemption or otherwise as the bonds.
The terms of the bonds also provide that the parties to the fiscal agency agreement will be able to amend the fiscal agency agreement and the bonds without notice to or consent of the registered holders for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provisions therein, or effecting the issue of further bonds as described above or in any other manner the Province may deem necessary or desirable and which in the reasonable opinion of the parties to the fiscal agency agreement will not adversely affect the interests of the registered holders.
Exchange rates may affect the value of judgments in Canadian currency
The Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency. The Foreign Money Claims Act (British Columbia) provides that if the Supreme Court of British Columbia considers that a person in whose favour an order for the payment of money is to be made will be most truly and exactly compensated if all or part of the money payable under the order is measured in a currency other than Canadian currency, the court must order that the money payable under the order will be that amount of Canadian currency that is necessary to purchase the equivalent amount of the other currency at a chartered bank in British Columbia at the close of business on the conversion date. The Foreign Money Claims Act (British Columbia) defines conversion date, in effect, as the last day before the day on which a payment under the order is made that the relevant chartered bank quotes a Canadian dollar equivalent to the other currency. The Foreign Money Claims Act (British Columbia) and the Foreign Money

Claims Regulation made under it also provide, in effect, that, subject to the discretion of the court, interest payable after the date of an order to which the Foreign Money Claims Act (British Columbia) applies shall accrue at the applicable foreign prime rate (as described in the Foreign Money Claims Regulation) until payment. Holders would bear the risk of exchange rate fluctuations between the time the Canadian dollar amount of the judgment is calculated and the time the holders receive payment.
Because the bonds are held by or on behalf of DTC, investors will have to rely on its procedures for transfer, payment and communication with us
The bonds will be deposited with DTC. Except in limited circumstances, investors will not be entitled to receive bonds in definitive form. DTC’s records will reflect only the identity of Direct Participants (as defined herein) to whose accounts the bonds are credited. DTC Participants will be responsible for keeping records of the beneficial ownership of bonds on behalf of their customers. Investors will be able to trade their beneficial interests only through DTC and DTC Participants.
We will discharge our payment obligations under the bonds by making payments to DTC for distribution to its account holders. A holder of a beneficial interest in the bonds must rely on the procedures of DTC to receive payments under the bonds. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the bonds.
Holders of beneficial interests in the bonds will not have a direct right to vote in respect of the bonds. Instead, such holders will be permitted to act only to the extent that they are enabled by DTC to appoint proxies. Similarly, holders of beneficial interests in the bonds will not have a direct right under the bonds to take enforcement action against us in the event of a default under the bonds.
The laws governing the bonds may change
The terms of the bonds are based on the laws of the Province of British Columbia and the federal laws of Canada applicable therein in effect as at the date of this Prospectus Supplement. No assurance can be given as to the impact of any possible judicial decision or change to the laws of the Province of British Columbia or the federal laws of Canada applicable therein or administrative practice after the date of this Prospectus Supplement.
Investors may be subject to exchange rate risks and exchange controls
We will pay principal and interest on the bonds in the currency of the United States. This presents certain risks relating to currency conversions if an investor’s financial activities are denominated principally in a currency or currency unit (the “Investor’s Currency”) other than the currency of the United States. These include the risk that exchange rates may significantly change (including changes due to devaluation of the currency of the United States or revaluation of the Investor’s Currency) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the currency of the United States would decrease (1) the Investor’s Currency-equivalent yield on the bonds, (2) the Investor’s Currency-equivalent value of the principal payable on the bonds and (3) the Investor’s Currency-equivalent market value of the bonds.
Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less interest or principal than expected, or no interest or principal.
Investment in the bonds involves the risk that subsequent changes in market interest rates may adversely affect the value of the bonds.
Certain of the underwriters may have real or perceived conflicts of interest
Certain of the underwriters and their affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may perform services for, the Province in the ordinary course of business and such activities could create the potential for or perception of conflict among the interests of the underwriters and prospective investors.

DESCRIPTION OF BONDS
General
The 4.200% Bonds, Series BCUSG-13, due July 6, 2033 offered hereby in the aggregate principal amount of US$2,250,000,000 will be issued subject to a fiscal agency agreement to be dated as of July 6, 2023, between the Province and The Bank of New York Mellon as registrar, fiscal agent, transfer agent and principal paying agent (the “fiscal agent” and such agreement, the “fiscal agency agreement”).
The information contained in this section and in the Basic Prospectus summarizes the terms of the bonds and the fiscal agency agreement. You should read the information set forth below together with the section “Description of Debt Securities and Warrants” in the Basic Prospectus, which summarizes the general terms of the bonds and the fiscal agency agreement. This Prospectus Supplement describes the terms of the bonds in greater detail than the Basic Prospectus and may provide information that differs from the Basic Prospectus. If the information in this Prospectus Supplement differs from the Basic Prospectus, you should rely on the information in this Prospectus Supplement. You should also read the fiscal agency agreement and the exhibits thereto, including the form of Global Bonds (as defined below), for a full description of the terms of the bonds. A copy of the fiscal agency agreement and its exhibits will be available for inspection at our offices.
References to principal and interest in respect of the bonds shall be deemed also to refer to any additional amounts which may be payable as described below. See “—Payment of Additional Amounts”.
Status of the bonds
The bonds will be direct and unconditional general obligations of the Province. The bonds will not be secured but will rank equally and ratably with all of the Province’s other unsecured and unsubordinated indebtedness outstanding from time to time without any preference granted by the Province. Payments of principal of and interest on the bonds will be payable out of the Consolidated Revenue Fund of British Columbia.
Form, Denomination and Registration
The bonds will be issued in the form of one or more fully registered global bonds (the “Global Bonds”) registered in the name of Cede & Co., as nominee of DTC, and held by the fiscal agent. Beneficial interests in the Global Bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as DTC Participants. Investors may elect to hold interests in the Global Bonds directly through DTC (in the United States), CDS (in Canada) or through Clearstream or Euroclear, if they are participants in such systems, or through organizations which are participants in such systems. CDS will hold interests on behalf of its participants directly through its account at DTC and Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries (“U.S. Depositaries”), which in turn will hold such interests in customers’ securities accounts in the U.S. Depositaries’ names on the books of DTC. Except in the limited circumstances described herein, owners of beneficial interests in the Global Bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive bonds in definitive form and will not be considered registered holders thereof under the fiscal agency agreement. See “—Title” and “—Definitive Certificates”.
The bonds will only be sold in minimum principal amounts of US$5,000 and integral multiples of US$1,000 in excess thereof.
All bonds will be recorded in a register maintained by the fiscal agent under the fiscal agency agreement, and will be registered in the name of Cede & Co., for the benefit of owners of beneficial interests in the Global Bonds, including those beneficial owners which are participants in CDS, Clearstream and Euroclear. The register shall at all times be kept in the City of New York or at such other office reasonably satisfactory to the Province.
The fiscal agent will not impose any service charge on the registered holder for any registration of transfer or exchange of bonds, other than reasonable fees for the replacement of lost, stolen, mutilated, defaced or destroyed bonds; however, the Province may require of the party requesting such transfer or exchange, as a condition precedent to the exercise of any right of transfer or exchange contained in the fiscal agency agreement or in the bonds, the payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith. In addition, owners of beneficial interests in the Global Bonds may incur fees payable in respect of the maintenance and operation of the book-entry accounts in which such interests are held with the clearing systems. The Province and the fiscal agent will not be required to make any exchange of bonds if, as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.
Title
Subject to applicable law and the terms of the fiscal agency agreement, the Province and the fiscal agent will deem and treat the person in whose name a bond is registered as the absolute owner of such bond for all purposes whatsoever, whether or not such bond is overdue, and neither the Province nor the fiscal agent will be affected by notice to the contrary. All payments to or on the order of the registered holder of any bond are valid and effectual to discharge the liability of the Province or the fiscal agent on such bond to the extent of the sum or sums paid.
Interest
The bonds will bear interest from and including July 6, 2023 at a rate of 4.200% per annum. Interest on the bonds will be payable in two installments in arrears on January 6 and July 6 of each year (each an “interest payment date,” beginning January 6, 2024). Interest will be payable to the persons in whose names the bonds are registered at the close of business on the preceding December 22 and June 21 (each a “record date”), as the case may be. If the bonds become redeemable prior to maturity in accordance with the terms and conditions of the bonds, any interest payable under the bonds on the date fixed for redemption which is not otherwise an interest payment date will be payable to the persons in whose names the bonds are registered on the redemption date. Interest on the bonds will cease to accrue on the date fixed for redemption unless payment of principal is improperly withheld or refused. Any overdue principal or interest on the bonds shall bear interest at the rate of 4.200% per annum (before and, subject to applicable law, after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the fiscal agent and notice to that effect has been given in accordance with “—Notices”.
Whenever it is necessary to compute any amount of accrued interest in respect of the bonds for a period of less than one full year, such interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
Yield
The yield, 4.210%, is calculated as the semi-annual expected return based on the cash flows of the bonds assuming one continuous re-investment rate for periodic interest payments. The yield is calculated at the issue date on the basis of the initial public offering price. It is not an indication of future yield.
Payments
Principal of and interest on the bonds are payable by the Province in U.S. dollars to the persons in whose names the bonds are registered on the record date, the redemption date or the maturity date, as the case may be. The fiscal agent will act as the Province’s principal paying agent for the bonds pursuant to the fiscal agency agreement. Ownership positions within each clearing system will be determined in accordance with the normal conventions observed by such system. Payments of principal and interest on the Global Bonds will be made in U.S. dollars in immediately available funds, directly to Cede & Co. for payment to DTC Participants (as defined below) in accordance with customary procedures established from time to time by DTC and the fiscal agent. None of the Province, the fiscal agent or any paying agent will have any responsibility or liability for any aspect of records relating to or for payments made by DTC, CDS, Clearstream or Euroclear on account of beneficial interests in the Global Bonds or for maintaining, supervising or reviewing any records of such clearing systems or participants relating to such beneficial interests.
If any date for payment in respect of any bond is not a business day, the registered holder thereof shall not be entitled to payment until the next following business day, and no further interest shall be paid in respect of the delay in such payment. If any record date in respect of any bond is not a business day, then that record date shall be deemed to be the immediately preceding business day. In this paragraph, “business day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York, London, England and Toronto, Ontario are not authorized or obligated by law or regulation to close. If the bonds have been issued in definitive form and a date for payment is a business day but is a day on which any paying agent is closed at the applicable place of payment, a registered holder will not be entitled to payment at such location until the next succeeding day other than a Saturday or Sunday on which banking institutions in such place of payment are not authorized or obligated by law or regulation to be closed and no further interest shall be paid in respect of the delay in such payment.
If definitive bonds are issued and for so long as the bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Province will appoint and maintain a paying agent and a transfer agent in Luxembourg.
Further Issues
The Province may from time to time, without notice to or the consent of the registered holders of the bonds, create and issue further bonds ranking equally and ratably with the bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the bonds and shall have the same terms as to status, redemption or otherwise as the bonds; provided that if such further bonds are not fungible with the original bonds for U.S. federal income tax purposes, such further bonds will have a separate CUSIP number. Any further bonds shall be issued subject to an agreement supplemental to the fiscal agency agreement.
Payment of Additional Amounts
All payments of principal of and interest on the bonds will be made by the Province without withholding of, or deduction for, or on account of, any present or future taxes or duties of whatever nature imposed or levied by Canada, or any province, political subdivision or taxing authority therein or thereof, unless, as a result of the federal laws of Canada, or any province or political subdivision thereof or the official application of such laws or the regulations of any taxing authority therein or thereof, the Province is required to deduct or withhold any taxes or duties from any payments due under the bonds. In that event, the Province (subject to its right of redemption described herein) will pay such additional amounts as may be necessary in order that every net payment of the principal of and interest on the bonds will be not less than the amount which would otherwise have been payable in respect of the bonds in the absence of such duties or taxes. The Province shall not, however, be obliged to pay such additional amounts on account of any such taxes or duties:
(a)
to which a beneficial owner of a bond is subject otherwise than merely by the ownership of bonds or the receipt of income therefrom;

(b)
which become payable as a result of any bond being presented for payment on a date more than 30 days after the relevant date except to the extent that the registered holder would have been entitled to such additional amounts on presenting the same for payment on such thirtieth day. For this purpose, the “relevant date” means:

(i)
the date on which the payment in respect of the bonds first becomes due; or

(ii)
if the full amount of the monies payable shall not have been duly provided to the fiscal agent on or prior to such date, the date on which such monies shall have been so provided; or

(c)
required to be withheld or deducted under sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor versions of such sections) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement.

Maturity, Redemption and Purchases
The principal amount of the bonds shall be due and payable on July 6, 2033. The bonds are not redeemable at the option of the Province prior to maturity unless certain events occur involving Canadian taxation as provided below and are not repayable at the option of the registered holders prior to maturity.
The bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and not more than 60 days’ notice to registered holders of bonds in accordance with “— Notices” (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the date fixed for redemption, if (a) the Province has or will become obliged to pay additional amounts as provided or referred to in “—Payment of Additional Amounts” as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of this Prospectus Supplement, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such additional amounts were a payment in respect of the bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the fiscal agent a certificate signed by an official of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.
The Province may, if not in default under the bonds, at any time purchase bonds in the open market, or by tender or by private contract, at any price, in accordance with applicable law, and cause the fiscal agent to cancel any bonds so purchased.
Repayment in Event of Default
If (a) there is a non-payment of the principal of or interest on any of the bonds and such non-payment continues for a period of more than 15 days after written notice of such non-payment is given to the Province by a registered holder of bonds or (b) there is a failure in the performance of any other covenant of the Province contained in the bonds which continues for more than 30 days after written notice requiring such failure to be remedied is given to the Province by a registered holder of bonds, then the registered holder giving such notice may give a further written notice to the Province demanding that the principal amount of all or any of the bonds held by such registered holder become immediately repayable, together with accrued interest, and upon the giving of such further notice, such bonds shall become repayable accordingly.
Any notice from a registered holder of bonds to the Province as contemplated in the previous paragraph shall be given to the Province by delivering such notice to the fiscal agent.
Definitive Certificates
No beneficial owner of bonds will be entitled to receive bonds in definitive form except in the limited circumstances described below.
If DTC notifies the Province that it is unwilling or unable to continue as depositary in connection with the Global Bonds or ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise ceases to be eligible to be a depositary and a successor depositary or clearing agency is not appointed by the Province within 90 days after receiving such notice or becoming aware of such ineligibility, the Province will issue or cause to be issued fully registered bonds in definitive form upon registration of transfer of, or in exchange for, the Global Bonds.
The Province may also at any time and in its sole discretion determine not to have any of the bonds held in the form of the Global Bonds, and, in such event, will issue or cause to be issued fully registered bonds in definitive form upon registration of transfer of, or in exchange for, the Global Bonds. In the event definitive bonds are issued and for so long as the bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Province will appoint and maintain a paying agent and a transfer agent in Luxembourg.

Modification
The fiscal agency agreement and the bonds may be amended or supplemented by the Province on the one hand, and the fiscal agent, on the other hand, without notice to or the consent of the registered holder of any bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein, or effecting the issue of further bonds as described under “—Further Issues”, or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the fiscal agent, on the other hand, will not adversely affect the interests of holders of the bonds.
The fiscal agency agreement will contain provisions for convening meetings of registered holders of bonds to approve by extraordinary resolution (as defined below) any modification or amendment to the fiscal agency agreement (except as provided in the immediately preceding paragraph) and the bonds (including the terms and conditions thereof). An extraordinary resolution duly passed at any such meeting shall be binding on all registered holders of bonds, whether present or not; provided, however, that no such modification or amendment to the fiscal agency agreement or to the terms and conditions of the bonds shall, without the consent of the registered holder of each such bond affected thereby: (a) change the maturity date of any such bond or change any interest payment date; (b) reduce the principal amount of any such bond or the rate of interest payable thereon; (c) change the currency of payment of any such bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such bond; or (e) reduce the percentage of the principal amount of the bonds necessary for the taking of any action, including modification or amendment of the fiscal agency agreement or the terms and conditions of the bonds, or reduce the quorum required at any meeting of registered holders of bonds.
The term “extraordinary resolution” will be defined in the fiscal agency agreement as a resolution passed at a meeting of registered holders of bonds held in accordance with the provisions of the fiscal agency agreement and the bonds by the affirmative vote of the registered holders of not less than 66 2∕3% of the principal amount of the then-outstanding bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66 2∕3% of the principal amount of the then-outstanding bonds. The quorum at any such meeting for passing an extraordinary resolution is one or more registered holders of bonds present in person or by proxy who represent at least a majority in principal amount of the then-outstanding bonds, or at any adjourned meeting called by the Province or the fiscal agent, one or more persons being or representing registered holders of bonds whatever the principal amount of the bonds so held or represented.
So long as the bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notice of any amendment of the bonds or the fiscal agency agreement will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.bourse.lu.
Governing Law
The bonds and the fiscal agency agreement will be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.
Notices
All notices to the registered holders of bonds will be published by or on behalf of the Province in English, in New York, U.S.A. in The Wall Street Journal and in Canada in The Globe and Mail. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province will determine. As long as the bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.bourse.lu. Any such notice will be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made. Written notice will also be given to DTC, provided at the time of such notice the bonds are represented by the Global Bonds. If the bonds are being held in definitive form, notices will be validly given if sent by first class prepaid post addressed to the registered holders thereof at their respective addresses appearing in the register and if, in the case of joint holders of any bond, more than one address appears in the register in respect of such joint holding, such notice will be addressed only to the first address so appearing. Any notice so given will be deemed to have been given on the day on which it has been sent by post.
Prescription
Our obligation to pay an amount of interest or principal on the bonds will cease if a claim for the payment of such amount is not made within two years after the date on which such amount becomes due and payable.
No Obligation to Maintain Listing
If the Province determines that it is unduly onerous to maintain the listing of the bonds on the Euro MTF Market of the Luxembourg Stock Exchange, then the Province may delist the bonds from the Luxembourg Stock Exchange. If the listing of the bonds is so terminated, prior to such termination the Province will use its best efforts to seek an alternative admission to listing, trading and/or quotation of such bonds by another listing authority, securities exchange and/or quotation service, reasonably acceptable to the underwriters, provided that the Province is not required to seek an alternative admission to listing, trading and/or quotation of the bonds on any such authority, exchange or service where it would be, as determined by the Province, impractical or unduly burdensome to do so.
CLEARING AND SETTLEMENT
Links have been established among DTC, CDS, Clearstream and Euroclear to facilitate the initial issuance of the bonds and cross-market transfers of the bonds associated with secondary market trading. DTC will be linked directly to CDS, and linked indirectly to Clearstream and Euroclear through the DTC accounts of their respective U.S. Depositaries.
The Clearing Systems
The clearing systems have advised us as follows:
DTC.   DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, the National Securities Clearing Corporation and Fixed Income Clearing Corporation; all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants” and, together with Direct Participants, “DTC Participants”). The DTC rules applicable to DTC and DTC Participants are on file with the SEC.
Purchases of bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the bonds on DTC’s records. The ownership interest of each actual purchaser of each bond (a “beneficial owner”) is in turn to be recorded on DTC Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the bonds are to be accomplished by entries made on the books of DTC Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in bonds, except in the event that use of the book-entry system for the bonds is discontinued.
To facilitate subsequent transfers, all bonds deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the bonds; DTC’s records reflect only the identity of the Direct Participants to whose accounts such bonds are credited, which may or may not be the beneficial owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by DTC Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the bonds unless authorized by a Direct Participant in accordance with DTC’s Money Market Instrument Procedures. Under its usual procedures, DTC mails an “omnibus proxy” to the Province as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the bonds are credited on the applicable record date (identified in a listing attached to the omnibus proxy).
Principal, premium, if any, and interest payments on the bonds will be made to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC). DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Province or the applicable registrar, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such DTC Participant and not of DTC, the registrar or the Province, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Province or the registrar, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of DTC Participants.
DTC may discontinue providing its services as securities depository with respect to the bonds at any time by giving reasonable notice to the Province or the registrar. Under such circumstances, in the event that a successor securities depository is not obtained, bonds in definitive form are required to be printed and delivered to each holder.
The Province may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, bonds in definitive form will be printed and delivered to each holder.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Province believes to be reliable, but is subject to any changes to the arrangements between the Province and DTC and any changes to such procedures that may be instituted unilaterally by DTC.
CDS.   CDS is Canada’s national securities depositary clearing and settlement services organization. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. CDS participants (“CDS Participants”) include banks, investment dealers and trust companies and may include certain of the underwriters and/or certain of their affiliates. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS Participant. Transfers of ownership and other interests, including cash distributions, in bonds in CDS may only be processed through CDS Participants and will be completed in accordance with existing CDS rules and procedures.

Clearstream.    Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers (“Clearstream Participants”) through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in many countries through established depository and custodial relationships.
Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.
Distributions of interest and principal with respect to bonds held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear.   Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between participants (“Euroclear Participants”) as defined in the Terms and Conditions Governing Use of Euroclear as amended from time to time and between Euroclear Participants and participants in certain other securities settlement systems through electronic book-entry changes in accounts of such participants or through other securities intermediaries.
Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Certain of the underwriters for this offering, or other financial entities involved in this offering, may be Euroclear Participants.
Non-participants in the Euroclear System may hold and transfer book-entry interests in securities through accounts with a Euroclear Participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.
Distributions of interest and principal with respect to bonds held beneficially through Euroclear will be credited to cash accounts of Euroclear Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Euroclear.
Global Clearance and Settlement Procedures
Initial settlement for the bonds will be made in immediately available funds.
Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between CDS Participants will be in accordance with market conventions applicable to transactions in book-based Canadian domestic bonds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Transfer Between DTC and CDS, Clearstream or Euroclear.   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CDS Participants, Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC (in the case of CDS) or to its U.S. Depositary (in the case of Clearstream or Euroclear) to take action to effect final settlement on its behalf by delivering or receiving bonds in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CDS Participants, Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC or the respective U.S. Depositary of Clearstream or Euroclear.
Because of time-zone differences, credits of bonds received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such bonds settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of bonds by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be generally available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Transfers Between Clearstream, Euroclear and CDS.   Cross-market transfers between Clearstream Participants, Euroclear Participants and CDS Participants will be effected in DTC.
When bonds are to be transferred from the account of a CDS Participant to the account of a Clearstream Participant or Euroclear Participant, the CDS Participant will transmit instructions to CDS on settlement date. The Clearstream Participant or Euroclear Participant will transmit instructions to Clearstream or Euroclear at least one business day prior to settlement date. One business day prior to settlement date Clearstream and on settlement date Euroclear, will transmit trade instructions to its respective U.S. Depositary. The beneficial interests in the bonds and payments for such beneficial interests will be transferred in DTC by CDS and the respective U.S. Depositaries for Clearstream and Euroclear.
Although DTC, CDS, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of bonds among participants in DTC, CDS, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

TAX MATTERS
Canadian Taxation
The following is an overview, as of the date of this Prospectus Supplement, of the principal income tax considerations in Canada under the Income Tax Act (Canada) (the “Federal Act”) and in British Columbia under the Income Tax Act (British Columbia) (the “BC Act”) generally applicable to a holder of the bonds who acquires such bonds, including entitlement to all payments thereunder, as beneficial owner, pursuant to this Prospectus Supplement, and who, at all relevant times, for the purposes of the Federal Act and any applicable income tax convention or treaty, is not resident, and is not deemed to be resident, in Canada and who does not use or hold, and is not deemed to use or hold, the bonds in, or in the course of carrying on, a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-Resident Holder”). For the purposes of the offering of the bonds, this overview replaces and supersedes the statements under “Description of the Debt Securities and Warrants—Canadian Taxation” in the Basic Prospectus.
This overview is based upon the provisions of the Federal Act, the BC Act and the regulations under those Acts in force on the date of this Prospectus Supplement, proposed amendments thereto in a form publicly announced prior to the date hereof (the “Proposed Amendments”) and counsel’s understanding of the current administrative and assessing practices and policies published in writing by the Canada Revenue Agency. This overview assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This overview does not take into account or anticipate any other changes in law, or administrative or assessing practices, whether by legislative, governmental or judicial action, and does not take into account income tax considerations arising under the law of any country other than Canada or any province other than British Columbia or any income tax convention or treaty between Canada and another country. Subsequent developments could have a material effect on this overview.
The Province is not required to withhold tax from interest or principal paid or credited, or deemed for the purposes of the Federal Act to be paid or credited, in respect of the bonds (including amounts on account or in lieu of payment of, or in satisfaction of, interest) to a Non-Resident Holder, including on a repayment, purchase or redemption of the bonds, unless, generally, all or any part of the interest paid or payable on the bonds (other than a “prescribed obligation” described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of a class of shares of the capital stock of a corporation (“Participating Debt Interest”). A “prescribed obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent on the use of or production from property in Canada or is computed by reference to any of the criteria described in the definition of Participating Debt Interest.
A Non-Resident Holder is not otherwise taxable on income or capital gains under the Federal Act or the BC Act in respect of the bonds or interest, discount or premium thereon.
The overview of Canadian tax considerations above is of a general nature only and is not, and should not be construed to be, legal or tax advice to any particular holder of the debt securities or warrants. Prospective holders should consult their tax advisors for advice regarding the income tax considerations applicable to them.
United States Taxation
Please refer to the statements under “Description of Debt Securities and Warrants—United States Federal Income Taxation” in the Basic Prospectus for a summary of the material United States federal income tax considerations regarding the purchase, ownership and disposition of the bonds to U.S. Holders (as defined in the Basic Prospectus) who are initial purchasers of bonds purchasing bonds at the price set forth on the cover page of this Prospectus Supplement.

This section provides information that supplements the statements under “Description of Debt Securities and Warrants—United States Federal Income Taxation” in the Basic Prospectus. If the information in this Prospectus Supplement differs from the Basic Prospectus, you should rely on the information in this Prospectus Supplement.
This section and the Basic Prospectus do not discuss the tax consequences of special tax accounting rules that apply as a result of any item of gross income with respect to the notes being taken into account in an “applicable financial statement” (as defined in Section 451 of the Internal Revenue Code of 1986).
A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a Medicare tax of 3.8% on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between US$125,000 and US$250,000, depending on the individual’s circumstances). Net investment income will generally include gross interest income and net gains from the disposition of the bonds, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust, is urged to consult its tax advisors regarding the applicability of the Medicare tax to income and gains in respect of its investment in the bonds.
United Kingdom (UK) Taxation
Please refer to the statements below in place of the statements under “Description of Debt Securities and Warrants—United Kingdom Taxation” in the Basic Prospectus.
The following applies only to persons who hold their bonds as investments (regardless of whether the holder also carries on a trade, profession or vocation through a permanent establishment, branch or agency to which the bonds are attributable) and are the absolute beneficial owners of the bonds. It is a summary of the Province’s understanding of current UK tax law as applied in England and Wales and published HM Revenue & Customs (“HMRC”) practice in the UK (which may not be binding on HMRC) (in each case as at the latest practicable date before the date of this Prospectus Supplement) relating only to the (i) UK withholding tax treatment of payments of interest in respect of the bonds and (ii) UK stamp duty and stamp duty reserve tax (“SDRT”) consequences of a transfer of, or an agreement to transfer, the bonds. It does not deal with any other UK taxation implications of acquiring, holding or disposing of the bonds. The comments in this section assume that the Province is not a UK resident nor acts through a permanent establishment in the UK in relation to the bonds and that no other nexus with the UK results in interest on the bonds having a UK source. They do not necessarily apply where the income is deemed for tax purposes to be the income of any other person. They also assume that there will be no substitution of the Province and do not address the consequences of any such substitution. Some aspects do not apply to certain classes of person (such as dealers, certain professional investors and persons connected with the Province) to whom special rules may apply. Holders of the bonds (or prospective holders of the bonds) who may be subject to tax in a jurisdiction other than the UK or who may be unsure as to their tax position should seek their own professional advice. In particular, holders of the bonds should be aware that the tax legislation of any jurisdiction where a holder of a bond is resident or otherwise subject to taxation (as well as the UK) may have an impact on the tax consequences of an investment in the bonds including in respect of any income received from the bonds.
Interest on the Securities
On the basis that interest does not have a UK source, no withholding or deduction for or on account of UK income tax should be required to be made from payments of interest made by the Province on the bonds.
Holders of the bonds who are individuals may wish to note that HMRC has power to obtain information (including, in certain cases, the name and address of the beneficial owner of the relevant payments) from any person in the UK who either pays certain amounts in respect of the bonds to, or receives certain amounts in respect of the bonds for the benefit of, an individual. Such information may, in certain circumstances, be exchanged by HMRC with the tax authorities of other jurisdictions.
UK Stamp Duty and SDRT
No UK stamp duty or SDRT is payable on a transfer of, or an agreement to transfer, the bonds through the facilities of DTC.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement dated June 27, 2023, (the “underwriting agreement”), each of the underwriters named below (collectively, the “underwriters”), for whom BMO Capital Markets Corp., CIBC World Markets Corp., Deutsche Bank AG, London Branch, National Bank of Canada Financial Inc. and TD Securities (USA) LLC are acting as representatives, have severally agreed to purchase, and the Province has agreed to sell to each of them severally, the respective principal amounts of bonds set forth opposite its name below.
Underwriter	Principal Amount
BMO Capital Markets Corp.	US$450,000,000
CIBC World Markets Corp.	450,000,000
Deutsche Bank AG, London Branch	450,000,000
National Bank of Canada Financial Inc.	450,000,000
TD Securities (USA) LLC	450,000,000
Total	US$2,250,000,000
Under the terms and conditions of the underwriting agreement, the underwriters have agreed to take and pay for all of the bonds, if any are taken. We have undertaken to the underwriters to use all reasonable efforts to have the bonds listed on the Euro MTF Market of the Luxembourg Stock Exchange as soon as possible after the closing of the issue. We cannot guarantee that the listing will be approved, and settlement of the bonds is not conditional on obtaining the listing.
The underwriters have advised the Province that they propose initially to offer the bonds to the public at the public offering price set forth on the cover page of this Prospectus Supplement. After the bonds are released for sale to the public, the offering price terms may be changed.
There is no application period. Prospective investors may subscribe for bonds in accordance with the arrangements existing between the underwriters and their customers relating to the subscription of global bonds generally.
There is no set timetable for the offering. Generally, sales of all the bonds are confirmed by the underwriters shortly after the initial pricing terms are settled.
Investors commit to purchasing the bonds when sales are confirmed by the underwriters. No investor in the bonds is required to pay in advance of delivery an amount that may be in excess of the total price for the bonds purchased.
The underwriters will allot bonds to prospective investors and notification of the allotment will be made in accordance with the arrangements existing between the underwriters and their customers relating to the allotment of global bonds generally. The bonds are generally freed to trade shortly after the initial pricing terms are settled and notification of allotment is made.
The bonds are offered for sale in Canada, the United States, and those jurisdictions in Europe and Asia where it is legal to make such offers.
Purchasers may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the public offering price set forth on the cover page of this Prospectus Supplement.
We expect that delivery of the bonds will be made against payment therefor on or about July 6, 2023, which is five business days following the date of pricing of the bonds (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their bonds on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the bonds initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of bonds who wish to trade their bonds on the date of pricing or the next two succeeding business days should consult their own advisors.

The bonds are a new issue of securities with no established trading market. The Province has been advised by the underwriters that the underwriters intend to make a market in the bonds, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, the bonds.
In connection with the issue of the bonds, the underwriters (or persons acting on their behalf) may over-allot bonds (provided that, in the case of any bonds to be admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange, the aggregate principal amount of bonds allotted does not exceed 105% of the aggregate principal amount of the bonds subject to the issue) or effect transactions with a view to supporting the market price of the bonds during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the bonds is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the date on which the Province received the proceeds of the issue and 60 days after the date of the allotment of the bonds. Any stabilization action or over-allotment must be conducted by the underwriters (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the underwriters (or persons acting on their behalf) and on the Euro MTF Market of the Luxembourg Stock Exchange. The Province has agreed to indemnify the underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”).
The Province estimates that it will pay approximately US$210,000 for expenses associated with the offering of the bonds. Save for the underwriting discount, so far as we are aware, no person involved in the issue of the bonds has an interest material to the offer.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, the underwriters have advised us that they or their affiliates might engage in the activities described in this paragraph, and that such activities could, and likely would, be undertaken by the underwriters or their affiliates without our being informed and without our consent or approval. In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade securities and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or any of their affiliates have a lending relationship with us, the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Each of the underwriters has agreed that it has not offered, sold or delivered, and it will not offer, sell or deliver, any of the bonds, directly or indirectly, or distribute this Prospectus Supplement or accompanying Basic Prospectus or any other offering material relating to the bonds, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief after reasonable inquiry, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Province except as set forth in the underwriting agreement.
Notice to Prospective Investors in the European Economic Area
This Prospectus Supplement has been prepared on the basis that all offers of bonds in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce or publish a prospectus for offers of bonds. Accordingly, any person making or intending to make any offer within a Member State of the bonds which are the subject of an offering contemplated in this Prospectus Supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of the bonds shall require the Province or any underwriter to produce or publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.
Neither the Province nor any underwriter has authorized, nor do they authorize, the making of any offer of bonds to any legal entity which is not a qualified investor as defined in the Prospectus Regulation, provided that no such offer of bonds shall require the Province or any underwriter to publish a prospectus or supplement a prospectus pursuant to the Prospectus Regulation for such offer.
Neither the Province nor any underwriters have authorized, nor do they authorize, the making of any offer of the bonds through any financial intermediary, other than offers made by the relevant underwriters which constitute the final placement of the bonds contemplated in this Prospectus Supplement.
The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any bonds to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii)
a customer within the meaning of the IDD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds.

Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any bonds under, the offers to the public contemplated in this Prospectus Supplement, or to whom the bonds are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Province that it and any person on whose behalf it acquires bonds is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” as defined above.
Notice to Prospective Investors in the United Kingdom
Each underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the bonds, has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Province; and

(b)
it has complied and will comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to the bonds in, from or otherwise involving the United Kingdom.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
This Prospectus Supplement has been prepared on the basis that the requirement under the UK Prospectus Regulation and FSMA to produce or publish a prospectus for offers of bonds does not apply. This Prospectus Supplement does not constitute a prospectus for the purposes of the UK Prospectus Regulation and FSMA.
Neither the Province nor any underwriter has authorized, nor do they authorize, the making of any offer of bonds to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation.
Neither the Province nor any underwriters have authorized, nor do they authorize, the making of any offer of the bonds through any financial intermediary, other than offers made by the relevant underwriters, which constitute the final placement of the bonds contemplated in this Prospectus Supplement.
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any bonds to any retail investor in the UK. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds.

Each person in the UK who receives any communication in respect of, or who acquires any bonds under, the offers to the public contemplated in this Prospectus Supplement or to whom the bonds are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Province that it and any person on whose behalf it acquires bonds is: (1) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (2) not a “retail investor” (as defined above).
The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.
Notice to Prospective Investors in Canada
The bonds will be offered and sold in Canada pursuant to an exemption from the prospectus requirement in securities legislation of all provinces and territories of Canada, as provided in section 2.34 of National Instrument 45-106 or equivalent legislation.
Notice to Prospective Investors in Japan
The bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, each underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the bonds, has undertaken that it has not offered or sold and will not offer or sell any bonds, directly or indirectly, in Japan or to, or for the benefit of, any Japanese

Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person except pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), and under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Hong Kong
Each underwriter has represented and agreed that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of this Prospectus Supplement or any document, any bonds other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of such ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Notice to Prospective Investors in Macau
Each underwriter has represented and agreed that neither it nor its affiliates has offered or sold or will offer or sell any of the bonds in Macau as part of their initial distribution.
Notice to Prospective Investors in Taiwan
The bonds may not be offered or sold in Taiwan through public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Law of Taiwan. The bonds may only be available for purchase outside of Taiwan by investors residing in Taiwan that are not otherwise prohibited from investing in the bonds.
Notice to Prospective Investors in Singapore
This document has not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore (the “MAS”), and the bonds will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, this document or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the bonds may not be circulated or distributed, nor may the bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the bonds are subscribed or purchased in reliance of an exemption under Section 274 or 275 of the SFA, the bonds shall not be sold within the period of 6 months from the date of the initial acquisition of the bonds, except to any of the following persons:
(a)
an institutional investor;

(b)
a relevant person; or

(c)
any person pursuant to an offer referred to in Section 275(1A) of the SFA,

unless expressly specified otherwise in Section 276(7) of the SFA.

Where the bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 2(1) of the SFA) or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six (6) months after that corporation or that trust has acquired the bonds pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or (in the case of such corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of such trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
pursuant to Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

LEGAL MATTERS
The validity of the bonds will be passed upon by a Senior Legal Counsel, Legal Services Branch, Ministry of Attorney General, Province of British Columbia (or another officer of the Ministry of Attorney General, Province of British Columbia satisfactory to the underwriters) as Canadian counsel for the Province and by Osler, Hoskin & Harcourt LLP, Canadian counsel for the underwriters. Certain U.S. legal matters in connection with the offering of the bonds will be passed upon on behalf of the Province by Shearman & Sterling LLP, Toronto, Ontario and on behalf of the underwriters by Davis Polk & Wardwell LLP, New York, New York. From time to time, Davis Polk & Wardwell LLP and Osler, Hoskin & Harcourt LLP have rendered legal services to the Province.
The statements under “Tax Matters—Canadian Taxation” are set forth herein in reliance upon the opinion of a Senior Legal Counsel, Legal Services Branch, Ministry of Attorney General, Province of British Columbia (or another officer of the Ministry of Attorney General, Province of British Columbia satisfactory to the underwriters) and Osler, Hoskin & Harcourt LLP, and the statements under “Tax Matters—United States Taxation” are set forth herein in reliance upon the opinion of Shearman & Sterling LLP, United States counsel for the Province.
AUTHORIZED AGENT IN THE UNITED STATES
The Authorized Agent of the Province in the United States is Mark Walsh of the Consulate General of Canada, 466 Lexington Avenue, 20th Floor, New York, New York 10017.
FORWARD-LOOKING STATEMENTS
The following documents relating to the Province’s securities offered by this Prospectus Supplement may contain forward-looking statements:
(a)
this Prospectus Supplement;

(b)
the Basic Prospectus; and

(c)
the documents incorporated by reference into this Prospectus Supplement and the Basic Prospectus.

Forward-looking statements are statements that are not historical facts, including statements about the Province’s beliefs and expectations. These statements are based on current plans, estimates and projections and are subject to risks, uncertainties and assumptions that are not realized that could cause the Province’s actual results and the timing of certain events to differ materially from those expressed in the forward-looking statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Prospectus Supplement, could cause the Province’s results to differ materially from those expressed in the forward-looking statements. The forward-looking statements speak only as of the date they are made and the Province undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise, except as may be required by law.
GENERAL INFORMATION
We have undertaken to the underwriters to use all reasonable efforts to have the bonds listed on the Euro MTF Market of the Luxembourg Stock Exchange as soon as possible after the closing of the issue. We cannot guarantee that these applications will be approved, and settlement of the bonds is not conditional on obtaining the listing.
The bonds have been accepted for clearance through DTC, CDS, Clearstream and Euroclear. The Common Code for the bonds is 264606390, the ISIN for the bonds is US11070TAM09 and the CUSIP number for the bonds is 11070TAM0.
The issue and sale of the bonds was authorized by Order in Council No. 410 of the Lieutenant Governor in Council of British Columbia, approved and ordered on July 5, 2021, as amended by Order in Council No. 244 of the Lieutenant Governor in Council of British Columbia, approved and ordered on May 2, 2022, made pursuant to the Financial Administration Act (British Columbia).

The Province is subject to claims in the ordinary course. These claims arise from legal action, either in progress or threatened, in respect of matters such as expropriation, contract and tax disputes. As of March 31, 2022, the Province had $439 million in contingent liabilities in which the estimated or known claim against the Province is or exceeded $100,000. The exact cost to the Province, if any, cannot be determined because the outcome of these actions is uncertain.
SOURCES OF INFORMATION
Information included or incorporated by reference herein, which is designated as being taken from a publication of the Province or of Canada, or an agency or instrumentality of either, is included or incorporated herein on the authority of such publication as a public official document. All financial information of the Province included or incorporated by reference herein is obtained from the Public Accounts for the Province of British Columbia, the Government of British Columbia’s budget, or other documents prepared by representatives of the Ministry of Finance, Province of British Columbia acting in their official capacities.

ISSUER
Province of British Columbia
Ministry of Finance, Provincial Treasury,
Debt Management Branch
P.O. Box 9423 Stn. Prov. Govt.
620 Superior Street
Victoria, British Columbia,
Canada V8W 9V1
UNDERWRITERS
BMO Capital Markets Corp. 151 West 42nd Street, Floor 9 New York, New York 10036 U.S.A.	CIBC World Markets Corp. 300 Madison Avenue, 5th Floor New York, New York 10017 U.S.A.
Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB United Kingdom	National Bank of Canada Financial Inc. 65 East 55th Street New York, New York 10022 U.S.A.
TD Securities (USA) LLC
1 Vanderbilt Ave, 11th Floor
New York, New York 10017
U.S.A.

REGISTRAR, FISCAL, TRANSFER AND PRINCIPAL PAYING AGENT AND DTC CUSTODIAN
The Bank of New York Mellon
240 Greenwich Street, 7E
New York, New York 10286
U.S.A.
LEGAL ADVISORS
to the Issuer as to Canadian law Ministry of Attorney General Province of British Columbia P.O. Box 9289 Stn. Prov. Govt. Victoria, British Columbia V8W 9J7 Canada	to the Underwriters as to Canadian law Osler, Hoskin & Harcourt LLP 1055 West Hastings Street, Suite 1700 Vancouver, British Columbia V6E 2E9 Canada
as to U.S. law Shearman & Sterling LLP Commerce Court West 199 Bay Street, Suite 4405 Toronto, Ontario M5L 1E8 Canada	as to U.S. law Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 U.S.A.

PROSPECTUS
PROVINCE OF BRITISH COLUMBIA
(Canada)
US$8,700,000,000
By this prospectus, we may offer debt securities of the Province consisting of any combination of debentures, notes and bonds, and warrants to purchase debt securities.
We may from time to time offer up to US$8,700,000,000 aggregate principal amount of debt securities and warrants or the equivalent in other currencies (plus such additional principal amount as may be necessary such that, if the debt securities are issued at an original issue discount, the aggregate initial offering price will not exceed US$8,700,000,000). We will provide the specific terms of these debt securities and warrants in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 7, 2021.

The prospectus supplement that relates to your debt securities or warrants may update or supersede any of the information in this prospectus.
The words “the Province”, “we”, “our”, “ours” and “us” refer to the Province of British Columbia.
ABOUT THIS PROSPECTUS
This prospectus has been filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the debt securities and warrants described in this prospectus in one or more offerings for total aggregate proceeds of up to US$8,700,000,000. This prospectus provides you with a general description of the debt securities and warrants we may offer. Each time we sell debt securities or warrants we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.
Prohibition of Sales to EEA retail investors — The debt securities and warrants described in this prospectus are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the debt securities or warrants or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus has been prepared on the basis that all offers of debt securities or warrants described in this prospectus in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce or publish a prospectus for offers of securities. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded). Accordingly, any person making or intending to make any offer within a Member State of the debt securities or warrants which are the subject of an offering contemplated in this prospectus may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of the debt securities or warrants shall require the Province or any underwriter to produce or publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.
Neither the Province nor any underwriter has authorized, nor do they authorize, the making of any offer of debt securities or warrants described in this prospectus to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither the Province nor any underwriters have authorized, nor do they authorize, the making of any offer of the debt securities or warrants through any financial intermediary, other than offers made by the relevant underwriters which constitute the final placement of the debt securities or warrants contemplated in this prospectus.
Prohibition of Sales to UK retail investors — The debt securities and warrants are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. No key information document required by the PRIIPS Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the debt securities or warrants or otherwise making them available to retail investors in the UK has been prepared and the debt securities or warrants will not be offered or sold or otherwise made available to any retail investor in the UK.
This prospectus has been prepared on the basis that the requirement under the UK Prospectus Regulation and FSMA to produce or publish a prospectus for offers of securities does not apply. This prospectus does not constitute a prospectus for the purposes of the UK Prospectus Regulation and FSMA. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, (as amended the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
References in this prospectus to “Cdn.$” are to lawful money of Canada and “US$” are to lawful money of the United States of America. The daily average exchange rate between the U.S. dollar and the Canadian dollar published by the Bank of Canada on April 8, 2021 was approximately Cdn.$1.00 = US$0.7950.
WHERE YOU CAN FIND MORE INFORMATION
The Province is not subject to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, it does file an annual report and other information with the SEC on a voluntary basis. Information filed by the Province is available from the SEC’s Electronic Document Gathering and Retrieval System (http://www.sec.gov), which is commonly known by the acronym EDGAR, as well as from commercial document retrieval services. The Province maintains a website at www.gov.bc.ca. The information on or accessible through the Province’s website is not part of and is not incorporated by reference into this prospectus, and the inclusion of the Province’s website address in this prospectus is only for reference.
The SEC allows the Province to “incorporate by reference” into this prospectus information filed with the SEC, which means that the Province can disclose important information to you by referring you to these documents.
This prospectus incorporates by reference the documents listed below:
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the Province’s Annual Report on Form 18-K (File No. 333-82846) for the year ended March 31, 2020 filed with the SEC on October 14, 2020 and the exhibits thereto; and

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the amendments to the Province’s Annual Report on Form 18-K (File No. 333-82846) for the year ended March 31, 2020 filed with the SEC on Form 18-K/A on December 22, 2020 and January 29, 2021.

The Province also incorporates by reference all future annual reports on Form 18-K and amendments to annual reports on Form 18-K, and any other information the Province files with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act until it sells all of the debt securities and warrants authorized to be offered by this prospectus. Each time the Province files a document with the SEC that is incorporated by reference, the information in that document automatically updates or supersedes the information contained in previously filed documents.

You may request a free copy of the annual report and amendments to the annual report by writing or calling the Province at the following address:
Province of British Columbia
Ministry of Finance, Provincial Treasury
Debt Management Branch
P.O. Box 9423 Stn. Prov. Govt.
620 Superior Street
Victoria, British Columbia
Canada, V8W 9V1
Telephone: (778) 698-5908
The Province has not authorized anyone to provide any information other than that provided or incorporated by reference in this prospectus and any prospectus supplement. The Province takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Province is not making an offer of these debt securities or warrants in any state where the offer is not permitted by law. You should not assume that the information in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front of those documents.
FORWARD-LOOKING STATEMENTS
The following documents relating to the Province’s debt securities and warrants offered by this prospectus may contain forward-looking statements:
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this prospectus;

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any prospectus supplement; and

•
the documents incorporated by reference into this prospectus and any prospectus supplement.

Forward-looking statements are statements that are not historical facts, including statements about the Province’s beliefs and expectations. These statements are based on current plans, estimates and projections and are subject to risks, uncertainties and assumptions that are not realized that could cause the Province’s actual results and the timing of certain events to differ materially from those expressed in the forward-looking statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this prospectus, could cause the Province’s results to differ materially from those expressed in the forward-looking statements. The forward-looking statements speak only as of the date they are made and the Province undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise, except as may be required by law.
GENERAL DESCRIPTION OF PROVINCE OF BRITISH COLUMBIA
British Columbia is a province of Canada located on the Pacific Coast. It has an area of 95 million hectares, or about 9.5 percent of Canada’s total surface area. More than one-half of British Columbia is covered by forests, which constitutes one of British Columbia’s major natural resources. The British Columbia coastline, which has many ice-free deep water inlets and ports, is approximately seven thousand kilometers in length. There are 1.8 million hectares of lakes and rivers throughout the Province.
During the past 35 years, the British Columbia economy has become more diversified in structure, employment, production and trade. While forest products and other traditional resource-based industries such as fishing and mining have continued, the economy has evolved to encompass a robust petroleum and natural gas industry, secondary manufacturing and an extensive service sector, including technology, tourism, film and television production.
DESCRIPTION OF DEBT SECURITIES AND WARRANTS
The Province may issue debt securities and warrants in distinct series at various times. This section summarizes the terms of the debt securities and warrants that are common to all series. The particular terms and provisions of a series of debt securities and warrants, and how the general terms and provisions described below may apply to that series, will be described in a supplement to this prospectus.
If the terms described in the prospectus supplement that relates to your series differ from the terms described in this prospectus, you should rely on the terms described in the prospectus supplement. The prospectus supplement that relates to your debt securities or warrants may update or supersede any of the information in this section.
General
The debt securities will be direct and unconditional general obligations of the Province. The debt securities will not be secured by any of the Province’s property or assets. The debt securities will not be subordinated to any of the Province’s other general obligations and therefore will rank equally and ratably with all the Province’s other unsecured and unsubordinated indebtedness.
Information to be Specified in the Prospectus Supplement
The prospectus supplement that relates to your debt securities will specify the following terms:
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the price and aggregate principal amount of the debt securities;

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the title of the debt securities;

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the stated maturity date of the debt securities, which is the date on which the Province must repay the principal amount of the debt securities;

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the interest rate which the debt securities will bear and, if variable, the method by which the interest rate will be calculated;

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the issue date and the date from which interest will accrue, the dates on which the Province must pay interest, and the record dates for payment of interest;

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where and how the Province will pay principal and interest;

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whether and in what circumstances the debt securities may be redeemed or repaid before maturity;

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whether and in what circumstances the debt securities may be convertible into debt securities of a different series or other indebtedness of the Province;

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whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

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whether the debt securities will be issued with original issue discount for U.S. federal income tax purposes;

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any foreign currency in which the Province may denominate or pay interest or principal on the debt securities;

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whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security will be exchangeable for certificated (physical) securities;

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the exchange or exchanges, if any, on which application for listing of the debt securities may be made; and

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any other material terms of the debt securities.

If applicable, the prospectus supplement will also describe any material United States federal or Canadian income tax considerations applicable to the debt securities.
Form, Exchange and Transfer
The debt securities will be issued:
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only in fully registered form;

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without interest coupons; and

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in minimum aggregate principal amounts of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000, or as described in the prospectus supplement.

The Province may, but is not required to, appoint a fiscal agent or agents to act on its behalf in connection with the debt securities. If appointed, the duties of the fiscal agent for any series of debt securities will be governed by a fiscal agency agreement for that particular series. The Province may appoint different fiscal agents for different series of debt securities and may vary or terminate the appointment of any fiscal agent at any time. The Province may maintain deposit accounts and conduct other banking and financial transactions with the fiscal agent. The fiscal agent, if any, will be the agent of the Province, will not be a trustee for the holders of debt securities and will not have the same responsibilities or duties to act for such holders as would a trustee.
Unless otherwise specified in the prospectus supplement relating to the debt securities, the Province will cause to be maintained at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.
If debt securities are issued in definitive registered form, you may exchange debt securities registered in your name for other authorized denominations of the same series of equal aggregate principal amount. You may arrange to exchange or transfer debt securities registered in your name at the office of the fiscal agent or other person identified in the prospectus supplement. You will not be required to pay a service charge to transfer or exchange debt securities, other than reasonable fees for the replacement of lost, stolen, mutilated, defaced or destroyed debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made after the fiscal agent or other person authorized by the Province is satisfied with your evidence of title.
Registered Global Securities
The prospectus supplement that relates to your debt securities will indicate whether any of the debt securities you purchase will be represented by one or more fully registered global debt securities. The aggregate principal amount of any global security equals the sum of the principal amount of all the debt securities it represents. The global security will be registered in the name of a depository identified in the prospectus supplement, or its nominee, and will be deposited with the depository, its nominee or a custodian. The financial institution that acts as the sole direct holder of the global securities is called the “depository”. The terms of the depository arrangement in respect of registered global securities will be described in the prospectus supplement relating to the global securities. Beneficial interests in the debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of the depository. The debt securities included in a global security may not be transferred to the name of any other direct holder unless the special circumstances described below occur. Any person wishing to beneficially own a debt security represented by a global security must do so indirectly through brokers, banks or other financial institutions who are participants in the depository.
Special Investor Considerations for Global Securities
Our obligations, as well as the obligations of the fiscal agent and those of any third parties employed by us or the fiscal agent, are owed only to persons who are registered as holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you but does not do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depository, as well as general laws relating to these types of arrangements.
An investor should be aware that when debt securities are issued in the form of global securities:
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the investor cannot get debt securities registered in its own name;

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the investor cannot receive physical certificates for its interest in the debt securities;

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the investor must look to its own bank, brokerage firm or financial institution for payments on the debt securities and protection of its legal rights relating to the debt securities;

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the investor may not be able to sell or pledge interests in the debt securities to some insurance companies and other institutions that are required by law to hold the physical certificates of debt securities that they own;

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the depository’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security;

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the Province and the fiscal agent have no responsibility for any aspect of the depository’s actions or for its records of ownership interests in the global security;

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the Province and the fiscal agent do not supervise or review the records of the depository in any way; and

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the depository will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When the Global Security Will be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, an investor may choose whether to hold debt securities directly or indirectly through an account at its bank, brokerage firm or financial institution. Investors must consult their own banks or brokers to find out how to have their beneficial interests in debt securities transferred into their own names, so that they will be direct registered holders.
The special situations for termination of a global security are:
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when the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository (unless a replacement depository is named); and

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when and if we decide to terminate a global security.

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depository (and not the Province or the fiscal agent) is responsible for deciding the names of the institutions that will be the registered holders after the exchange and also for advising the Province and the fiscal agent what the names will be.
Payment of Interest and Principal
On every interest payment date specified in the prospectus supplement, the Province will pay the interest due on a debt security to the person in whose name the debt security is registered at the close of business on the related “record date”. The record date will be specified in the prospectus supplement.
We, our fiscal agent and any of our paying agents appointed through a fiscal agency agreement will treat the registered holders of the debt securities as the absolute owners thereof for all purposes whatsoever and all payments to or on the order of the registered holders will be valid and will discharge our liability and that of the fiscal agent and any paying agent of the debt securities to the extent of the sum or sums so paid.
Unless otherwise specified in the prospectus supplement relating to the debt securities, the Province will make all payments of principal and interest on the debt securities available to the fiscal agent, if any, on the designated dates in immediately available funds. The fiscal agent, if any, will in turn make payments to the registered holders of the debt securities (or, in the case of a global security, to the depository or its nominee) as soon as possible. Any payments of principal and interest on the debt securities are subject to local laws and regulations, including any applicable withholding or other taxes.
Warrants
The Province may issue warrants for the purchase of debt securities, either separately or together with debt securities. The warrants, if any, will be issued under warrant agreements between the Province and a bank or trust company, as warrant agent. The terms of any such agreement will be described in the prospectus supplement that relates to your particular warrants. The prospectus supplement that relates to your particular warrants will describe the following terms:

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the terms listed under the heading “Description of Debt Securities and Warrants — General — Information to be Specified in the Prospectus Supplement”, as they relate to the particular debt securities you have the right to purchase if you exercise your warrants;

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the amount of debt securities each warrant entitles you to purchase if you exercise your warrants and the purchase price to you of those debt securities;

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the procedures you must follow and the conditions you must satisfy in order to exercise your warrants;

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the dates on which your right to exercise your warrants begins and expires;

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whether and when your warrants and any debt securities issued together with your warrants may be sold or transferred separately;

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whether the certificates that represent the warrants will be issued in registered or bearer form, whether they will be exchangeable as between such forms, and if issued in registered form, where the warrants can be transferred and registered;

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whether and under what conditions the warrants may be terminated or cancelled by the Province; and

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whether there are any material United States federal or Canadian income tax considerations applicable to the warrants, including possible original issue discount on debt securities issued with warrants.

Canadian Taxation
The following is an overview, as of the date of this prospectus, of the principal income tax considerations in Canada under the Income Tax Act (Canada) (the “Federal Act”) and in British Columbia under the Income Tax Act (British Columbia) (the “BC Act”) generally applicable to a holder of the debt securities or warrants who acquires such debt securities or warrants, including entitlement to all payments thereunder, as beneficial owner, pursuant to this prospectus, and who, at all relevant times, for the purposes of the Federal Act and any applicable income tax convention or treaty, is not resident, and is not deemed to be resident, in Canada and who does not use or hold, and is not deemed to use or hold, the debt securities or warrants in, or in the course of carrying on, a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-Resident Holder”).
This overview is based upon the provisions of the Federal Act, the BC Act and the regulations under those Acts in force on the date of this prospectus, proposed amendments thereto in a form publicly announced prior to the date hereof (the “Proposed Amendments”) and counsel’s understanding of the current administrative and assessing practices and policies published in writing by the Canada Revenue Agency. This overview assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This overview does not take into account or anticipate any other changes in law, or administrative or assessing practices, whether by legislative, governmental or judicial action, and does not take into account income tax considerations arising under the law of any country other than Canada or any province other than British Columbia or any income tax convention or treaty between Canada and another country. Subsequent developments could have a material effect on this overview.
In the event that the Canadian federal or British Columbia provincial income tax considerations applicable to particular debt securities or warrants are described in a prospectus supplement relevant to such debt securities or warrants, this overview will be superseded thereby to the extent indicated in such prospectus supplement.
The Province is not required to withhold tax from interest or principal paid or credited, or deemed for the purposes of the Federal Act to be paid or credited, in respect of the debt securities (including amounts on account or in lieu of payment of, or in satisfaction of, interest) to a Non-Resident Holder, including on a repayment, purchase or redemption of the debt securities, unless, generally, all or any part of the interest paid or payable on the debt securities (other than a “prescribed obligation” described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of a class of shares of the capital stock of a corporation (“Participating

Debt Interest”). A “prescribed obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent on the use of or production from property in Canada or is computed by reference to any of the criteria described in the definition of Participating Debt Interest. If any interest paid or credited or deemed to be paid or credited on the debt securities is to be calculated by reference to an index or formula, such interest may be considered Participating Debt Interest and may, therefore, be subject to Canadian non-resident withholding tax.
A Non-Resident Holder is not otherwise taxable on income or capital gains under the Federal Act or the BC Act in respect of the debt securities or interest, discount or premium thereon.
No tax on income or capital gains is payable by a Non-Resident Holder under the Federal Act or the BC Act in respect of the warrants, whether as a result of their expiry or their exercise or disposition by the Non-Resident Holder.
The overview of Canadian tax considerations above is of a general nature only and is not, and should not be construed to be, legal or tax advice to any particular holder of the debt securities or warrants. Prospective holders should consult their tax advisors for advice regarding the income tax considerations applicable to them.
United States Federal Income Taxation
The following is a summary of the material United States federal income tax consequences of the ownership and disposition of U.S. dollar denominated debt securities to U.S. Holders (as defined below) that acquire debt securities at original issuance at their “issue price” and hold such debt securities as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is limited to debt securities whose “issue price” is, for United States federal income tax purposes, not less than their “stated redemption price at maturity,” each as defined in section 1273 of the Code, by more than a de minimis amount. Tax consequences of debt securities with different terms will be addressed in the prospectus supplement. This summary is based on the Code, existing and proposed Treasury regulations promulgated under the Code, and administrative and judicial interpretations of the Code and those regulations (all as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect).
This summary does not discuss all of the tax consequences that may be relevant to prospective purchasers in light of their particular circumstances or to prospective purchasers subject to special rules, such as banks, financial institutions, insurance companies, tax-exempt organizations, dealers in securities or foreign currencies, persons who will hold debt securities as part of a hedging transaction, “straddle,” conversion transaction, or other integrated transaction, persons who use or are required to use mark-to-market accounting, persons who are subject to the alternative minimum tax, certain former citizens or residents of the United States, or persons whose functional currency (as defined in section 985 of the Code) is not the U.S. dollar. You should consult with your own tax advisors about the application of United States federal income tax law to your particular situation as well as any tax consequences arising under the federal estate and gift tax laws, the Medicare surtax on “net investment income,” and the tax laws of any state, local or foreign jurisdiction.
For purposes of this summary, you are a U.S. Holder if, for United States federal income tax purposes, you are a beneficial owner of a debt security and either:
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You are a citizen of the United States or a resident of the United States who is a natural person;

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You are a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States;

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You are an estate, and your income is subject to United States federal income taxation regardless of its source; or

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You are a trust, and (i) both a United States court is able to exercise primary supervision over your administration, and one or more United States persons have the authority to control all of your substantial decisions, or (ii) you have a valid election in effect under applicable Treasury regulations to be treated as a United States person.
If a partnership (or an entity or arrangement treated as a partnership) holds a debt security, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding a debt security should consult their tax advisor.
Interest
In general, you will be required to include payments of stated interest on the debt securities in your gross income as ordinary income at the time the interest is accrued or received in accordance with your method of accounting for United States federal income tax purposes. This interest will be foreign source income for foreign tax credit purposes and generally will be “passive category” income, but could, in certain circumstances, be “general category” income.
Sale, Exchange, or Retirement
Upon the sale, exchange or retirement of a debt security, you generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amounts attributable to accrued but unpaid interest, which, unless you have previously included the interest in income, will be taxable to you as such) and your adjusted tax basis in the debt security. Your adjusted tax basis in a debt security generally will be the amount you paid to purchase the debt security. Your gain or loss will generally be a long-term capital gain or loss if you have held the debt securities for more than one year. Non-corporate U.S. Holders, including individuals, may be eligible for a reduced rate of taxation on long-term capital gain. The deduction of capital losses is subject to limitations. Your gain or loss generally will be U.S. source for foreign tax credit purposes.
Backup Withholding
Certain “backup” withholding and information reporting requirements may apply to payments on the debt securities and to proceeds of the sale of the debt securities. The Province, its agent, a broker, the relevant trustee or any paying agent, as the case may be, may withhold amounts from any of these payments to you if you do not furnish your taxpayer identification number (social security number or employer identification number), if you do not certify that you are not subject to backup withholding, or if you otherwise do not comply with the applicable requirements of the backup withholding rules. Certain U.S. Holders (including, among others, corporations) generally are not subject to the foregoing backup withholding and information reporting requirements.
Any amounts withheld under the backup withholding rules from a payment to you would be allowed as a refund or a credit against your United States federal income tax provided that the required information is furnished to the Internal Revenue Service by the date required.
Certain U.S. Holders who are individuals that hold certain foreign financial assets (which may include a debt security) are required to report information related to such assets, subject to certain exceptions. You are urged to consult your tax advisors regarding this reporting requirement.
The above summary does not discuss all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances and income tax situation. You should consult with your own tax advisor as to the specific tax consequences that would result from your ownership and disposition of the debt securities, including the application and effect of state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.
United Kingdom (UK) Taxation
The following applies only to persons who hold their debt securities as investments (regardless of whether the holder also carries on a trade, profession or vocation through a permanent establishment, branch or agency to which the debt securities are attributable) and are the absolute beneficial owners of the debt securities. It is a summary of the Province’s understanding of current UK tax law as applied in England and Wales and published HM Revenue & Customs (“HMRC”) practice in the UK (which may not be binding on HMRC) (in each case as at the date of this prospectus) relating only to the (i) UK withholding tax treatment of payments of interest in respect of the debt securities and (ii) UK stamp duty and stamp duty reserve tax (“SDRT”) consequences of a transfer of, or an agreement to transfer, the debt securities. It does not deal with any other UK taxation implications of acquiring, holding or disposing of the debt securities. The comments in this section assume that the Province is not a UK resident nor acts through a permanent establishment in the UK in relation to the debt securities and that no other nexus with the UK results in interest on the debt securities having a UK source. They do not necessarily apply where the income is deemed for tax purposes to be the income of any other person. They also assume that there will be no substitution of the Province and do not address the consequences of any such substitution. Some aspects do not apply to certain classes of person (such as dealers, certain professional investors and persons connected with the Province) to whom special rules may apply. Holders of the debt securities (or prospective holders of the debt securities) who may be subject to tax in a jurisdiction other than the UK or who may be unsure as to their tax position should seek their own professional advice. In particular, holders of the debt securities should be aware that the tax legislation of any jurisdiction where a holder of a debt securities is resident or otherwise subject to taxation (as well as the UK) may have an impact on the tax consequences of an investment in the debt securities including in respect of any income received from the debt securities.
Interest on the Securities
No withholding or deduction for or on account of UK income tax should be required to be made from payments of interest made by the Province on the debt securities.
Holders of the debt securities who are individuals may wish to note that HMRC has power to obtain information (including, in certain cases, the name and address of the beneficial owner of the relevant payments) from any person in the UK who either pays certain amounts in respect of the debt securities to, or receives certain amounts in respect of the debt securities for the benefit of, an individual. Such information may, in certain circumstances, be exchanged by HMRC with the tax authorities of other jurisdictions.
UK Stamp Duty and SDRT
No UK stamp duty or SDRT is payable on a transfer of, or an agreement to transfer, the debt securities.
Enforceability and Governing Law
We have not agreed to waive any immunities we may have as a foreign government in the courts of the United States nor have we appointed an agent in the United States upon which process may be served. As a result, you may not be able to sue us in a United States court or enforce a judgment against us if granted by a United States court.
However, as we have no immunity from the jurisdiction of the Supreme Court of British Columbia (British Columbia’s superior trial court), you may bring proceedings against us in that court for matters arising under the debt securities or warrants. You may do so whether or not you are a resident of British Columbia or a citizen of Canada and without any need to obtain the consent of any public official or authority. Proceedings against us in the Supreme Court of British Columbia must be brought prior to the expiry of the applicable limitation period and will be governed by the Crown Proceeding Act (British Columbia), which, for example, prohibits jury trials in proceedings against us and makes the remedies of specific performance and injunctions unavailable against us.
While the Crown Proceeding Act (British Columbia) does not permit a court order made against us for the payment of money to be enforced by execution, attachment or process of that nature, it does provide a process under which the amount of such an order is required to be paid by the Minister of Finance out of the Consolidated Revenue Fund of British Columbia, together with any interest that may have accrued by law, unless the order is suspended by a court pending an appeal or otherwise.
The Currency Act (Canada) precludes a Canadian court from giving a judgment in any currency other than Canadian currency. However, under the Foreign Money Claims Act (British Columbia), if a court considers that a person in whose favor an order for the payment of money is to be made will be most truly and exactly compensated if all or part of the money payable under the order is measured in a currency other than Canadian currency, the court must order that the money payable under the order will be that amount of Canadian currency that is necessary to purchase the equivalent amount of the other currency at a chartered bank in British Columbia at the close of business on the last day that the bank quotes a Canadian dollar equivalent to the other currency prior to the payment under the order being made.
Further, in the absence of a waiver of immunity by British Columbia, it would be possible to obtain a United States judgment in an action against British Columbia only if a court were to determine that the United States Foreign Sovereign Immunity Act of 1976 (the “Foreign Sovereign Immunity Act”) precludes the granting of sovereign immunity.
However, even if a United States judgment could be obtained in any such action under the Foreign Sovereign Immunity Act, it may not be possible to obtain in Canada a judgment based on such a United States judgment. Moreover, execution upon property of British Columbia located in the United States to enforce a judgment obtained under the Foreign Sovereign Immunity Act may not be possible except under certain limited circumstances.
Unless otherwise provided in the applicable prospectus supplement, the debt securities and warrants and the fiscal agency agreement and the warrant agreement, if any, will be governed by the laws of British Columbia and the laws of Canada applicable in British Columbia.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the debt securities and warrants will be paid into the Consolidated Revenue Fund of British Columbia (in some cases after being exchanged in whole or in part for another currency) and may be used for the benefit of the Province or for the purpose of lending money to British Columbia government bodies.
PLAN OF DISTRIBUTION
We may sell debt securities and warrants to the public:
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through agents;

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through underwriters or dealers; or

•
directly to purchasers.

We will describe in a prospectus supplement the specific plan of distribution for a particular series of debt securities or warrants, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the debt securities or warrants, the proceeds to the Province from the sale of the debt securities or warrants, any initial public offering price, any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers. Any initial public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.
We may distribute debt securities and warrants from time to time in one or more transactions:
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at a fixed price or prices, which may change;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

•
at prices to be negotiated with purchasers.

Debt securities and warrants may be sold through agents designated by us. The agents will solicit offers by institutions to purchase the offered debt securities or warrants directly from the Province, pursuant to contracts providing for payment and delivery on a future date. The applicable prospectus supplement will set forth the commission we will pay to the agents and any conditions to the contracts. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment and will not be acquiring such debt securities or warrants for its own account.

The applicable prospectus supplement will also set forth whether underwriters will be obligated to purchase all of the debt securities or warrants offered thereby if any are purchased.
In connection with the sale of debt securities or warrants, the Province, or purchasers of debt securities or warrants for whom the underwriters may act as agents, may compensate the underwriters in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of debt securities or warrants may be deemed to be underwriters and any discount or commissions received by them from the Province, and any profit on the resale of debt securities or warrants by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). The prospectus supplement will identify any underwriters with respect to the debt securities or warrants.
We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of debt securities or warrants against certain liabilities, including liabilities under the Securities Act, or to provide contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.
DEBT RECORD
The Province has never defaulted on any of its direct or guaranteed debt obligations. Payments have been made when due, subject during wartime to any applicable laws and regulations forbidding such payments.
LEGAL MATTERS
Unless otherwise indicated in the prospectus supplement, the validity of the debt securities and warrants, and certain other matters of Canadian and British Columbia law, will be passed upon by a Senior Legal Counsel, Legal Services Branch, Ministry of Attorney General, Province of British Columbia (or another officer of the Ministry of Attorney General, Province of British Columbia), as Canadian counsel for the Province.
Certain matters of United States law in connection with the offering of the debt securities and warrants will be passed upon by Shearman & Sterling LLP, United States counsel to the Province.
AUTHORIZED AGENT
The authorized agent of the Province in the United States is Khawar Nasim, whose address is:
Consulate General of Canada
466 Lexington Avenue, 20th Floor
New York, New York 10017
EXPERTS AND PUBLIC OFFICIAL DOCUMENTS
Information included or incorporated by reference in this prospectus which is designated as being taken from a publication of the Province of British Columbia or Canada, or an agency or instrumentality of either, is included or incorporated herein on the authority of such publication as a public official document.
We confirm that where information has been sourced from a third party, such information included or incorporated by reference has been accurately reproduced and that as far as the Province is aware and is able to ascertain from information published by that third party, no facts have been omitted which would render such information included or incorporated by reference, inaccurate or misleading.
All financial and statistical information of the Province included or incorporated by reference in this prospectus has been taken or derived from records and publications of the Province, including the Public Accounts for the Province of British Columbia, and is included in this prospectus on the authority of Heather Wood, Deputy Minister of Finance.
Heather Wood has supplied, in their official capacity as the Deputy Minister of Finance for the Province, the information set forth or incorporated by reference in this prospectus, other than that set forth under the headings “Plan of Distribution”, “Legal Matters”, “Canadian Taxation”, “United States Federal Income Taxation”, “United Kingdom Taxation” and “Enforceability and Governing Law.”

US$2,250,000,000
PROVINCE OF
BRITISH COLUMBIA
(CANADA)
4.200% Bonds, Series BCUSG-13, due July 6, 2033

PROSPECTUS SUPPLEMENT

BMO Capital Markets
CIBC Capital Markets
Deutsche Bank
National Bank of Canada Financial Markets
TD Securities
June 27, 2023